EXHIBIT 23(b)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated September 26, 1996 on the consolidated financial statements of Weatherly Consumer Products Group, Inc., included in the U.S. Home & Garden Inc. Form 8-K and to all references to our Firm included in this registration statement.





/s/ ARTHUR ANDERSEN LLP



Cincinnati, Ohio
May 19, 1997